Exhibit C
                                                                       ---------

          Au titre de la regle 13(K)-(I) (iii) du "Securities Exchange Act" de 1934 des Etats-Unis d'Amerique, les soussignes conviennent que le Schedule 13.D depose au titre des "Common Stock" de Bacou USA est depose au nom de chacun d'entre eux.

         Fait le 25 juillet 2000



Ms. Jacqueline Maggi Bacou


/s/ Jacqueline Maggi Bacou
-------------------------

Mr. Philippe Bacou


/s/ Philippe Bacou
-------------------------

Mr. Christophe Bacou


/s/ Christophe Bacou
-------------------------

Ms. Veronique Mirabel


/s/ Veronique Mirabel
-------------------------

Engineering Henri Bacou SA


/s/ Philippe Bacou
-------------------------
Par : Philippe Bacou

Bacou SA


/s/ Philippe Bacou
-------------------------
Par : Philippe Bacou